Exhibit 99.1

For:	Calavo Growers, Inc.

Contact:	Lee E. Cole
Chairman, President and CEO
(805) 525-1245

CALAVO GROWERS, INC. ANNOUNCES RECORD

FISCAL 2014 THIRD QUARTER RESULTS

Third Quarter Highlights Include:

•	Net Income from Recurring Operations Increases 31.6 Percent to $8.4 Million from $6.4 Million Last Year

•	$12.6 Million Non-Operating Gain Related to Deconsolidation of FreshRealm, LLC Raises Net Income to $16.0 Million

•	Diluted EPS from Operations Rises to $0.53—New All—Time High—from $0.43 One Year Ago; Gain from FreshRealm Deconsolidation Adds $0.49 to EPS to Reach Total of $1.02 Per Diluted Share

•	Renaissance Food Group, LLC Revenues Grow 31.1 Percent and Gross Margin Climbs 300 Basis Points Year Over Year

•	Gross Margin Reaches Record $20.9 Million, Up from $18.1 Million in Prior Year

•	Revenues Climb to $218.7 Million, Increasing 12.2 percent from $194.9 Million

Nine-Month Highlights Include:

•	Net Income from Operations Increases 68.8 Percent to $19.1 Million from $11.3 Million; FreshRealm Deconsolidation Gain Pushes Net Income to $26.7 Million

•	Diluted EPS from Operations Reach $1.21 Per Diluted Share from $0.76 Last Year; Diluted EPS Including Non-Operating Gain from FreshRealm Total $1.70

•	Gross Margin Improves to $53.6 Million from $42.7 Million, Up 70 Basis Points

•	CEO Cole Reiterates Expectation for Record Fiscal 2014 EPS from Operations, Anticipates Acceleration of Avocado Supply to Spur Consumption Beginning in Fiscal 2014 Fourth Quarter, Continuing into 2015

SANTA PAULA, Calif. (Sept. 9, 2014)—Calavo Growers, Inc. (Nasdaq-GS: CVGW), a global avocado-industry leader and expanding provider of value-added fresh food, today reported record fiscal 2014 third-quarter results, with net income from recurring business operations rising to a new historic high for any single period in company history and all other key metrics reaching unprecedented levels. The record net income from recurring operations eclipses the previous all-time high set in the immediately prior quarter, according to the company.

Calavo also announced that results for the most-recent quarter include a $12.6 million non-operating gain related to its deconsolidation of the FreshRealm, LLC

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Calavo Growers Announces Record Fiscal 2014 Third Quarter Results/2-2-2

subsidiary. A subsidiary is deconsolidated when the reporting entity no longer possesses a controlling interest. In this case, the deconsolidation follows the May 1, 2014 announcement of a $10 million investment and capital infusion in FreshRealm by Impermance, LLC, reducing Calavo’s ownership stake from 70 percent to 50 percent and thereby ceding controlling interest in the start-up.

For the three months ended July 31, 2014, before giving effect to the non-operating gain, net income advanced 31.6 percent to $8.4 million, equal to $0.53 per diluted share, from $6.4 million, or $0.43 per diluted share in the corresponding quarter last year. Including the gain from the FreshRealm deconsolidation, net income was $16.0 million, or $1.02 per diluted share.

Revenues rose nearly $24 million, or 12.2 percent, to $218.7 million in the most-recent quarter from $194.9 million in the like quarter of fiscal 2013.

Gross margin in the quarter climbed $2.9 million, or 15.9 percent, to $20.9 million, or 9.6 percent of revenues, from $18.1 million, or 9.3 percent of revenues, in the fiscal 2013 third quarter. Operating income in the fiscal 2014 third quarter grew to $10.7 million, an increase of 14.4 percent from $9.4 million in the like quarter one year ago.

Chairman, President and Chief Executive Officer Lee E. Cole stated: “Calavo’s third-quarter operating performance was outstanding by every measure. The company executed extremely well across our three principal business segments—each of which posted top-line gains—paced by double-digit sales growth at Renaissance Food Group, LLC (RFG) and Calavo Foods.

“In the Fresh business segment, Calavo profitably managed sales and marketing of avocados sourced from Mexico to register substantial year-over-year revenue and gross margin improvement. Our strong, profitable supply of fresh avocados from Mexico during the third quarter enabled the company to offset this year’s small California harvest without missing a beat.

“As evidenced again in the most-recent period, RFG continues to perform exceptionally well with revenues rising $17 million and gross margin expanding more

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than 300 basis points over last year’s third quarter. We could not be more pleased with this dynamic, fast-growth business segment and RFG’s execution as it continues building its leading market position in the fresh-refrigerated packaged foods category.

“Rounding out this outstanding third period, Calavo Foods posted record single—period revenues indicative of a growing customer base and sales penetration in the retail grocery and food-service channels,” Cole said.

For the nine months ended July 31, 2014, before the gain from the FreshRealm deconsolidation, net income rose 68.8 percent to $19.1 million, equal to $1.21 per diluted share, from $11.3 million, or $0.76 per diluted share, in the initial three quarters last year. Including the gain, year-to-date net income totaled $26.7 million, equal to $1.70 per diluted share.

Nine-month revenues grew by 16.2 percent to $581.8 million from $500.8 million in the corresponding period of fiscal 2013.

Gross margin rose to $53.6 million, or 9.2 percent of revenues, from $42.7 million, or 8.5 percent of revenues, in the initial nine months last year. Nine-month operating income totaled $26.0 million, an increase of 52.8 percent from $17.0 million last year.

Revenues in the Fresh business segment totaled $129.8 million in the most recent quarter, a 3.3 percent increase from $125.6 million in the third quarter one year ago. Fresh gross margin stood substantially unchanged at $9.5 million, or 7.3 percent of segment sales, versus $9.3 million, equal to 7.4 percent of segment sales, in the third quarter of fiscal 2013. While total Fresh segment gross margin was comparatively flat, as CEO Cole noted above, Calavo experienced substantial improvement in sourcing and sales of Mexican-grown avocados year over year. Total Fresh units in the most-recent quarter equaled 4.0 million units, which compares with 4.7 million in the fiscal 2013 third quarter. Year-over-year total unit decline is principally attributable to the aforementioned small yield of California avocados and substantially fewer tomato units packed. Segment sales growth principally reflects higher prices for fresh avocados in the marketplace which was offset by less total units.

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RFG business segment revenues rose by 31.1 percent to $71.8 million from $54.8 million in last year’s third quarter. Most notably, RFG segment gross margin grew by $3.5 million to $7.6 million, or 10.6 percent of segment sales, from $4.1 million, or 7.5 percent of segment sales, in the fiscal 2013 third quarter. This 300 basis point increase in RFG segment gross margin expansion continues to be indicative of certain economies of scale achieved through sales growth, improved labor utilization, and enhanced raw-material quality and yield, said the company.

Third-quarter revenues in the Calavo Foods business segment climbed 17.5 percent to $17.1 million versus $14.5 million in last year’s corresponding quarter, and were up 13.1 percent from $15.1 million in the immediately preceding fiscal 2014 second period. Gross margin in the most recent period totaled $3.8 million, or 22.5 percent of segment sales. This compares with Calavo Foods gross margin in last year’s third quarter of $4.7 million, equal to 32.2 percent of segment sales. Segment revenue growth reflects strong demand for prepared avocados, with significantly more pounds delivered to grocery and food service customers of fresh-refrigerated and frozen products, respectively. As previously reported by the company, the year-over-year decline in gross margin is attributable to the sharply higher costs for fresh avocados utilized in prepared products.

Selling, general and administrative (SG&A) costs in the most-recent quarter totaled $9.4 million, equal to 4.3 percent of revenues, versus $8.7 million, or 4.5 percent of revenues, in the like quarter of fiscal 2013. SG&A as a percentage of gross margin equaled 45.0 percent in this year’s third quarter, an improvement of about 320 basis points from 48.2 percent one year ago.

Outlook

Commenting on the balance of fiscal 2014 and beyond, CEO Cole stated that “Calavo remains squarely on target to post record earnings per share (EPS) from operations in fiscal 2014. We expect the revenue and profit engines of our highly complementary business segments to continue performing exceptionally well.”

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Cole said: “Our exceptional capabilities sourcing and selling fresh avocados from Mexico have allowed us to profitably navigate the market-condition headwinds resulting from the limited California fruit volume this year. These factors unquestionably have been a drag on the all-source fruit supply and constrained consumption during the current year. From early indicators and as I have previously stated, we expect to see avocado-industry consumption growth resume in September and October and begin to accelerate in the first half of 2015.”

The Calavo CEO continued: “RFG will continue to make solid incremental contribution to the company’s top and bottom lines, as evidenced by its performance over the past two and half years, which has been, in a word, powerful. RFG’s success is attributable to outstanding execution—quick-turn order fulfillment, seamless distribution and product innovation. With respect to this product lineup, it is located at the epicenter of a broad-based consumer shift toward fresh, convenient and healthful eating options—the right products for the right time.

“Turning to Calavo Foods, we are pleased to see revenue growth consistent with our previous forecasts. It is validation of the quality of these excellent prepared products—refrigerated fresh and frozen—which are enjoying increased channel acceptance to both retail grocery and foodservice. The suppressed segment gross margin is entirely attributable to present high costs for fresh avocados utilized in our family of products. As fruit prices begin to moderate —late in calendar 2014 and into next year—we anticipate improvement of gross margins that will begin to trend toward historic levels. In the meantime, however, Calavo’s production management and disciplined approach to operations is enabling us to wring efficiencies from our manufacturing processes wherever possible.

CEO Cole added: “Finally, as planned, FreshRealm, LLC officially launched its new cloud-based, on-demand food preparation and delivery platform in California last week. The launch is the first of many offerings and regions that FreshRealm expects to roll out in the coming quarters and years. The platform utilizes leading-edge, proprietary hardware and software technology solutions and the FreshRealm Vessel—in

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conjunction with RFG’s fast—to-market, fresh—food capabilities as a foundation—to bring fresh food to consumers in an unprecedented way. We are excited about the prospects for FreshRealm.

“I look forward to the final quarter of fiscal 2014 and anticipate reporting a record-breaking year for Calavo,” Cole concluded.

About Calavo

Calavo Growers, Inc. is a global avocado-industry leader. The company also procures and markets diversified fresh produce items, ranging from tomatoes to tropical produce. An expanding provider of value-added fresh food, the company’s Calavo Foods business segment manufactures and distributes guacamole, guacamole hummus, salsa and tortilla chips under the respected Calavo brand name. Calavo’s wholly owned subsidiary, Renaissance Food Group, LLC, creates, markets and distributes a portfolio of healthy, high—quality lifestyle products for consumers through fast-growing brands that include Garden Highway and Chef Essentials. Founded in 1924, Calavo serves food distributors, produce wholesalers, supermarket retailers and restaurant chains worldwide.

Safe Harbor Statement

This news release contains statements relating to future events and results of Calavo (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results and events may differ from those projected as a result of certain risks and uncertainties. These risks and uncertainties include but are not limited to: increased competition, conducting substantial amounts of business internationally, pricing pressures on agricultural products, adverse weather and growing conditions confronting avocado growers, new governmental regulations, as well as other risks and uncertainties detailed from time to time in the company’s Securities and Exchange Commission filings, including, without

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limitation, the company’s latest, filed Annual Report on Form 10-K. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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CALAVO GROWERS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	July 31,	October 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$9,436	$8,019
Accounts receivable, net of allowances of $3,127 (2014) and $1,697 (2013)	63,731	55,060
Inventories, net	33,035	28,673
Prepaid expenses and other current assets	13,992	10,757
Advances to suppliers	1,385	3,213
Income taxes receivable	—	2,013
Deferred income taxes	1,995	1,995

Total current assets	123,574	109,730
Property, plant, and equipment, net	54,335	52,649
Investment in Limoneira Company	38,115	45,531
Investment in unconsolidated entities	20,112	1,420
Goodwill	18,262	18,262
Other assets	10,114	12,347

	$264,512	$239,939

Liabilities and Shareholders’ equity
Current liabilities:
Payable to growers	$20,920	$14,490
Trade accounts payable	16,061	11,699
Accrued expenses	26,236	20,939
Short-term borrowings	28,740	33,990
Income tax payable	3,680	—
Dividend payable	—	11,004
Current portion of long-term obligations	5,231	5,258

Total current liabilities	100,868	97,380
Long-term liabilities:
Long-term obligations, less current portion	3,629	7,792
Deferred income taxes	3,302	6,194

Total long-term liabilities	6,931	13,986
Commitments and contingencies
Noncontrolling interest, Calavo Salsa Lisa	(146)	121
Total shareholders’ equity	156,859	128,452

	$264,512	$239,939

CALAVO GROWERS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	Three months ended July 31,		Nine months ended July 31,
	2014	2013	2014	2013
Net sales	$218,702	$194,943	$581,761	$500,778
Cost of sales	197,757	176,865	528,149	458,040

Gross margin	20,945	18,078	53,612	42,738
Selling, general and administrative	9,431	8,706	26,814	25,717

Operating income	11,514	9,372	26,798	17,021
Interest expense	(220)	(293)	(768)	(862)
Gain on deconsolidation of FreshRealm	12,622	—	12,622	—
Other income, net	120	209	525	582

Income before provision for income taxes	24,036	9,288	39,177	16,741
Provision for income taxes	8,064	3,163	13,318	5,742

Net income	15,972	6,125	25,859	10,999
Add: Net loss attributable to noncontrolling interest	60	274	858	320

Net income attributable to Calavo Growers, Inc.	$16,032	$6,399	$26,717	$11,319

Calavo Growers, Inc.’s net income per share:
Basic	$1.02	$0.43	$1.70	$0.77

Diluted	$1.02	$0.43	$1.70	$0.76

Number of shares used in per share computation:
Basic	15,760	14,848	15,748	14,786

Diluted	15,769	14,870	15,756	14,807

CALAVO GROWERS, INC.

NET SALES AND GROSS MARGIN BY BUSINESS SEGMENT

	Fresh products	Calavo Foods	RFG	Total
Three months ended July 31, 2014
Net sales	$129,832	$17,093	$71,777	$218,702
Cost of sales	120,318	13,253	64,186	197,757

Gross margin	$9,514	$3,840	$7,591	$20,945

Three months ended July 31, 2013
Net sales	$125,634	$14,543	$54,766	$194,943
Cost of sales	116,363	9,860	50,642	176,865

Gross margin	$9,271	$4,683	$4,124	$18,078

For the three months ended July 31, 2014 and 2013, inter-segment sales and cost of sales for Fresh products totaling $6.9 million and $5.5 million were eliminated. For the three months ended July 31, 2014 and 2013, inter-segment sales and cost of sales for Calavo Foods totaling $4.4 million and $4.1 million were eliminated.

	Fresh products	Calavo Foods	RFG	Total
Nine months ended July 31, 2014
Net sales	$353,506	$45,066	$183,189	$581,761
Cost of sales	328,101	34,811	165,237	528,149

Gross margin	$25,405	$10,255	$17,952	$53,612

Nine months ended July 31, 2013
Net sales	$323,189	$38,677	$138,912	$500,778
Cost of sales	303,083	26,603	128,354	458,040

Gross margin	$20,106	$12,074	$10,558	$42,738

For the nine months ended July 31, 2014 and 2013, inter-segment sales and cost of sales for Fresh products totaling $24.5 million and $24.1 million were eliminated. For the nine months ended July 31, 2014 and 2013, inter-segment sales and cost of sales for Calavo Foods totaling $12.0 million and $10.5 million were eliminated.